Exhibit 5.2

BOSTON CONNECTICUT NEW JERSEY NEW YORK WASHINGTON, DC

DAY PITNEY LLP
Attorneys at Law

Mail To: P.O. Box 1945  Morristown, NJ  07962
Deliver To: 200 Campus Drive  Florham Park, NJ  07932
T: (973) 966 6300 F: (973) 966 1015
info@daypitney.com

July 30, 2009

Eastman Kodak Company
343 State Street
Rochester, New York 14650

Re:           Eastman Kodak Company – Registration Statement on Form S-3

At your request, we have examined the registration statement on Form S-3 (the “Registration Statement”) filed or to be filed by Eastman Kodak Company, a New Jersey corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder, of (i) an indeterminate amount of the Company’s senior debt securities (the “Senior Debt Securities”) and an indeterminate amount of the Company’s subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”), (ii) shares of the Company’s Common Stock, $2.50 par value per share (the “Common Stock”), (iii) shares of the Company’s Preferred Stock, $10.00 par value per share (the “Preferred Stock”), (iv) warrants to purchase Common Stock or Preferred Stock (the “Warrants”), (v) warrants to purchase Debt Securities (the “Debt Warrants”) and (vi) any combination of the foregoing (the “Units” and, together with the Debt Securities, the Common Stock, the Preferred Stock, the Warrant and the Debt Warrants, the “Securities”).  The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendments thereto, the Prospectus contained therein (the “Prospectus”), the supplements to the Prospectus (the “Prospectus Supplements”) and the free writing prospectus (the “Free Writing Prospectus”).

Any of the Securities may be sold pursuant to an underwriting agreement (each, an “Underwriting Agreement”) in substantially the form or forms to be filed as an exhibit to, or incorporated by reference in, the Registration Statement.

Eastman Kodak Company
July 30, 2009

We, as your counsel, have examined the Registration Statement and such other instruments, documents, certificates, records and certificates of public officials of the State of New Jersey which we have deemed relevant and necessary for the purpose of rendering this opinion.  In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have been declared effective under the Act and such effectiveness will not have been terminated or rescinded; (e) a Prospectus Supplement or Prospectus Supplements will have been filed with the Securities and Exchange Commission describing the Securities offered thereby; (f) all Securities will be issued and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) the definitive purchase agreement, Underwriting Agreement or similar agreement (collectively, the “Documents”) with respect to any Securities offered will have been duly authorized, validly executed and delivered by the Company and the other parties thereto; (h) each of the Documents will constitute legally valid and binding obligations of the Company and the other parties thereto, enforceable against each of them in accordance with their respective terms; (i) there shall not have occurred any change in law affecting the validity or enforceability of any of the Securities; (j) none of the terms of any of the Securities to be established subsequent to the date hereof, nor the issuance and delivery of any of such Securities, nor the compliance by the Company with the terms of any of such Securities will violate any applicable law or public policy or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; (k) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; (l) with respect to shares of Common Stock, there will be sufficient shares of Common Stock authorized under the Company’s certificate of incorporation, as amended and in effect at the relevant time, and not otherwise reserved for issuance; (m) with respect to shares of Preferred Stock, there will be sufficient shares of Preferred Stock authorized under the Company’s certificate of incorporation, as amended and in effect at the relevant time, and not otherwise reserved for issuance; and (n) the legal capacity of all natural persons.  As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1.
When (i) the issuance of the shares of Preferred Stock has been duly authorized by appropriate corporate action of the Company, including the adoption of a Certificate of Designations relating to the relative rights, preferences and limitations of such shares of Preferred Stock (a “Certificate”) and the filing of such Certificate with the Department of the Treasury of the State of New Jersey, and (ii) the shares of Preferred Stock have been duly issued, sold and delivered in accordance with any applicable Underwriting Agreement, any applicable definitive purchase agreement or other similar agreement approved by or on behalf of the Board of Directors of the Company (the “Board”), against payment therefor, or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, and as described in the Registration Statement, any amendment thereto, the Prospectus, any Prospectus Supplement relating thereto and any Free Writing Prospectus, then such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

Eastman Kodak Company
July 30, 2009

2.
When (i) the issuance of the shares of Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities or the exercise of any Warrants to purchase Common Stock, has been duly authorized by appropriate corporate action of the Company, and (ii) the shares of Common Stock have been duly issued, sold and delivered in accordance with any applicable Underwriting Agreement, any applicable definitive purchase agreement or other similar agreement approved by or on behalf of the Board, against payment therefor, or upon conversion or exercise of any Securities, in accordance with the terms of such Securities or the instrument governing such Securities providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, and as described in the Registration Statement, any amendment thereto, the Prospectus, any Prospectus Supplement relating thereto and any Free Writing Prospectus, then such shares of Common Stock will be legally issued, fully paid and nonassessable.

3.
When (i) the issuance of the Warrants has been duly authorized by appropriate corporate action of the Company and (ii) the Warrants have been duly executed and delivered against payment therefore, pursuant to any warrant agreement or any agreements duly authorized, executed and delivered by the Company and a warrant agent, as applicable, and as described in the Registration Statement, any amendment thereto, the Prospectus, any Prospectus Supplement relating thereto and any Free Writing Prospectus, then such Warrants will be valid and binding obligations of the Company.

The opinions expressed above are subject to and limited by the assumptions, examinations, qualifications, reliances, and limitations hereinabove set forth and are subject to and may be precluded or limited by:

(a)
limitations imposed by bankruptcy, dissolution, composition, reorganization, arrangement, liquidation, insolvency, fraudulent conveyance, moratorium, fraudulent transfer, winding up, attachment, arrestment, readjustment, receivership, custodianship, compulsory manager, administrative, sequestration, distress, diligence, execution affects on assets and property, and similar statutes, laws, rules, regulations, and codes affecting debtors’ and creditors’ rights generally;

Eastman Kodak Company
July 30, 2009

(b)	rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

(c)
general principles of equity, including without limitation, concepts of materiality, reasonableness, unconscionability, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such valid and binding effect are considered in a proceeding in equity or at law.

This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

We are admitted to practice in the State of New Jersey, and the foregoing opinions are limited to the federal laws of the United States and the laws of the State of New Jersey.  We express no opinion as to the effect of the law of any other jurisdiction.

We hereby consent to the use of this opinion letter as an Exhibit to the Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment of supplement thereto. In giving such consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Day Pitney llp
Day Pitney llp